UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 25, 2020

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 Ecolab Place, Saint Paul, Minnesota	55102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 1-800-232-6522

(Not applicable)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	ECL	New York Stock Exchange
2.625% Euro Notes due 2025	ECL 25	New York Stock Exchange
1.000% Euro Notes due 2024	ECL 24	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

This Current Report on Form 8-K (“Form 8-K”) is being filed to reflect certain retrospective revisions for discontinued operations and changes in reportable segments that have been made to the consolidated financial statements of Ecolab Inc. (“we”, “us”, “Ecolab” or the “Company”) in its Annual Report on Form 10-K for the year ended December 31, 2019 that were previously filed with the Securities and Exchange Commission by Ecolab on February 28, 2020 (the “2019 Form 10-K”).

On June 3, 2020, the Company completed the previously announced separation of its Upstream Energy business (the “ChampionX business”) in a Reverse Morris Trust transaction (the “Transaction”) through the split-off of ChampionX Holding Inc. (“ChampionX”), formed by Ecolab as a wholly owned subsidiary to hold the ChampionX business, followed immediately by the merger (the “Merger”) of ChampionX with a wholly owned subsidiary of ChampionX Corporation (f/k/a Apergy Corporation, “Apergy”).

The ChampionX business met the criteria to be reported as discontinued operations because it was a strategic shift in business that had a major effect on the Company's operations and financial results. Therefore, the Company is reporting the historical results of ChampionX, including the results of operations and cash flows as discontinued operations, and related assets and liabilities were retrospectively reclassified as assets and liabilities held for sale for all periods presented herein. Unless otherwise noted, the accompanying Notes to the Consolidated Financial Statements have all been revised to reflect the effect of the separation of ChampionX and have been revised accordingly to reflect continuing operations only.

Effective in the first quarter of 2020, and in anticipation of the separation of the ChampionX business, the Company created the Upstream and Downstream operating segments from the Global Energy operating segment, which was also a reportable segment. The Company eliminated the Global Energy reportable segment and created the Downstream operating segment and the Upstream operating segment, which are reported in the Global Industrial reportable segment and newly established Upstream Energy reportable segment, respectively. Also, in the first quarter of 2020, the Company announced leadership changes which allow for shared oversight and focus on the Healthcare and Life Sciences operating segments and established the Global Healthcare & Life Sciences reportable segment. This segment is comprised of the Healthcare operating segment which was previously aggregated in the Global Institutional reportable segment and the Life Sciences operating segment which was previously aggregated in the Global Industrial reportable segment. Additionally, the Textile Care operating segment is reported in Other, which had previously been aggregated in the Global Industrial reportable segment. The Company also renamed the Global Institutional reportable segment to the Global Institutional & Specialty reportable segment. The Company made other immaterial changes, including the movement of certain customers and cost allocations between reportable segments.

In order to preserve the nature and character of the disclosures set forth in Ecolab’s 2019 Form 10-K, the items included in this Form 8-K have been updated solely for matters relating specifically to the ChampionX business as discontinued operations and realignment of Ecolab’s reportable segments, as described above. This Form 8-K does not reflect other events occurring after the filing date of the 2019 Form 10-K. This Form 8-K should be read in conjunction with the 2019 Form 10-K and SEC filings made by Ecolab subsequent to the filing of the 2019 Form 10-K, including Ecolab’s Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2020 filed on May 7, 2020 and June 30, 2020 filed on August 6, 2020.

Item 9.01 of this Current Report on Form 8-K revises certain information contained in Ecolab's 2019 Form 10-K to reflect discontinued operations and the changes in reportable segments. In particular, Exhibit 99.1 contains a revised description of the Ecolab’s “Business”, “Risk Factors”, “Properties”, “Selected Financial Data”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Financial Statements and Supplementary Data”.

Item 9.01. Financial Statements and Exhibits

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

Exhibit No.	Description	Method Of Filing

(23.1)	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.	Filed herewith electronically.

(99.1)

Item 1: Business; Item 1A: Risk Factors; Item 2: Properties; Item 6: Selected Financial Data; Item 7: Management’s Discussion and Analysis of Financial Condition and Results of Operations; Item 8: Financial Statements and Supplementary Data.

Filed herewith electronically.

(101.SCH)	Inline XBRL Taxonomy Extension Schema.	Filed herewith electronically.

(101.CAL)	Inline XBRL Taxonomy Extension Calculation Linkbase.	Filed herewith electronically.

(101.DEF)	Inline XBRL Taxonomy Extension Definition Linkbase.	Filed herewith electronically.

(101.LAB)	Inline XBRL Taxonomy Extension Label Linkbase.	Filed herewith electronically.

(101.PRE)	Inline XBRL Taxonomy Extension Presentation Linkbase.	Filed herewith electronically.

(104)	Cover Page Interactive Data File.	Embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

Date: September 25, 2020	By:	/s/ Scott D. Kirkland

Scott D. Kirkland
Senior Vice President and Corporate Controller
(duly authorized officer and
Chief Accounting Officer)

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